Exhibit 99.1
                                                                    ------------

AB

                                                     NEWS RELEASE


For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800


Commodore Applied Technologies, Inc.
o        Reports Third Quarter 2006 Results


NEW YORK, NY - November 15, 2006 - Commodore Applied Technologies,  Inc. (OTCBB:
CXIA), today announced financial results for the three and nine months ended September 30, 2006 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
            (Unaudited - dollars in thousands, except per share data)


                                      Three Months Ended      Nine Months Ended
                                         September  30,         September  30,
                                       2006        2005       2006      2005
                                                (restated)            (restated)
Revenues                             $  2,281    $  3,900   $  6,343   $  8,259

Income (Loss) from Operations        $   (178)   $    151   $   (649)  $   (484)

Gain on Settlement of Note Payable   $      7          --   $    158         --

Interest Expense                     $   (167)   $   (432)  $   (477)  $ (1,009)

Income (Loss) on Embedded Derivative       --    $     44         --   $   (544)

Net Income (Loss)                    $   (338)   $   (237)  $   (968)  $ (2,037)

Deemed Dividends Accrued to
Preferred  Stockholders              $   (103)   $ (3,805)  $   (309)  $ (3,963)


Net Income (Loss) Applicable to
Common Shareholder                   $   (441)   $ (4,042)  $ (1,277)  $ (6,000)


Net Loss Per Share - Basic and
Diluted                              $  (0.06)   $  (0.53)  $  (0.16)  $  (0.84)

Weighted Average Number of Shares
Outstanding                             7,836       7,647      7,796      7,118


                                     -more-

                                              CXIA Reports Third Quarter Results
                                                               November 15, 2006
                                                                          Page 2

Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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